Exhibit 99.1

       Regeneration Technologies Announces 2003 Second Quarter Results



          Company Posts Fourth Consecutive Quarter of Profitability;

            Will Hold Conference Call on July 24, 2003 at 11 a.m.



    ALACHUA, Fla., July 23 /PRNewswire-FirstCall/ -- Regeneration

Technologies, Inc. (Nasdaq: RTIX) (RTI), the Florida-based processor of orthopedic, cardiovascular and other allograft implants, today reported results of operations for the second quarter 2003.

    For the three-month period ended June 30, 2003, the company reported net revenues of $23.1 million, a 59 percent increase from second quarter 2002.

Second quarter net income was $1.9 million compared to a net loss of

$13.3 million for second quarter 2002.  Net income per diluted share for the second quarter 2003 was $0.07.  This compares to net loss per diluted share of

$0.61 for second quarter 2002.

    Spinal allograft net revenues were $15.2 million in the second quarter

2003, an increase of 124 percent from the same period in 2002. Sports medicine net revenues were $1.9 million in the second quarter 2003 compared to

$2.2 million for the same period in 2002.  Cardiovascular net revenues were

$1.3 million in the second quarter 2003, an $800,000 increase over second quarter 2002.  General orthopedic allograft net revenues were $4.1 million,

compared to $4.5 million for the same period in 2002.

    "The second quarter represents the fourth consecutive quarter of profitability for RTI, and also carries the distinction of being the third time in the last four quarters that the company has set a new quarterly revenue record," said Brian K. Hutchison, chairman, president and CEO for RTI.

"We believe that we continue to lay a foundation for the future success and growth of RTI."

    Net revenues for the six months ending June 30, 2003 were $42.9 million compared to $29.8 million for the first six months of 2002.  Net income was

$3.3 million for the first six months of 2003 compared to a net loss of

$14.7 million for the first six months of 2002.  Net income per diluted share for the first six months of 2003 was $0.12, compared to $0.67 net loss per diluted share for the first six months of 2002.

    For the six months ending June 30, 2003, spinal allograft net revenues were $27.1 million compared to $14.4 million for the same period in 2002.

Sports medicine net revenues were $4.4 million in the first six months of 2003 compared to $4.7 million for the same period in 2002.  Cardiovascular net revenues were $2.5 million in the first six months of 2003, a $1.5 million increase over the first half of 2002.  Other orthopedic allograft net revenues were $7.9 million, compared to $9.0 million for the same period in 2002.



    2003 Third Quarter and Revised Full Year Guidance

    For the third quarter of 2003, RTI estimates net revenues between $22 and

$24 million, with earnings per share between $0.06 and $0.08.  The company increases its previously stated 2003 full year guidance of net revenues from between $85 and $90 million to between $88 and $92 million.  The company also increases its previously stated 2003 full year guidance of earnings per share from between $0.22 and $0.24 to between $0.25 and $0.27.



    Conference Call

    RTI will hold a live conference call and simultaneous web cast on

Thursday, July 24 at 11:00 a.m. ET to discuss the 2003 second quarter results.

The conference call can be accessed by dialing 1-888-709-9420, passcode RTIXQ

TWO.  The web cast can be accessed through the investor section of RTI's web site at www.rtix.com.  A telephone replay of the call will be available through August 24, 2003 and can be accessed by calling 1-800-627-5350; the replay will also be available at www.rtix.com.



    About Regeneration Technologies, Inc.

    RTI processes allograft tissue into shaped implants for use in orthopedic,

cardiovascular and other surgeries with a commitment to science, safety and innovation. By processing allograft tissue into forms that can be used in many types of surgical procedures, RTI enables patients to benefit from the gift of donated tissues.  Allografts processed by RTI include the patented MD-

Series(TM) threaded bone dowels, Cornerstone-SR(TM) blocks, Opteform(R) and

Optefil(TM) allograft pastes, Osteofil/Regenafil(TM) injectable bone paste,

FasLata(TM) fascia lata tissue, and cortical bone pins and interference screws.

    RTI also holds the patent on the BioCleanse(TM) process, the only proven tissue sterilization process validated to eliminate viruses, bacteria, fungi and spores from tissue without impacting the structural or biomechanical integrity of the allograft.  RTI is accredited by the American Association of

Tissue Banks.



    Except for historical information, any statements made in this press release about RTI's anticipated financial results, future operational results or regulatory approvals are forward-looking statements subject to risks and uncertainties such as those described in RTI's public filings on file with the

Securities and Exchange Commission.  Actual results may differ materially from anticipated results reflected in these forward-looking statements.  Copies of

RTI's SEC filings may be obtained by contacting RTI or the SEC or by visiting the SEC's Web site at www.sec.gov.





                 REGENERATION TECHNOLOGIES, INC. AND SUBSIDIARIES

     Condensed Consolidated Statements of Operations and Comprehensive Income

                                      (Loss)

                                   (Unaudited)

                      (In thousands, except per share data)



                                Three Months Ended         Six Months Ended

                                    June 30,                   June 30,

                                2003         2002         2003         2002

    Net revenues              $23,081      $14,520      $42,913      $29,819

    Costs of processing

     and distribution          12,624       12,319       23,566       21,522

               Gross

                profit         10,457        2,201       19,347        8,297



               Operating

                Expenses        6,906       17,349       13,245       25,589

    Operating income

     (loss)                     3,551      (15,148)       6,102      (17,292)

               Net

                interest

                (expense)

                income           (516)      (1,139)        (747)      (1,069)

    Income (loss) before

     income tax (expense)

     benefit                    3,035      (16,287)       5,355      (18,361)

    Income tax (expense)

     benefit                   (1,154)       3,000       (2,075)       3,698

    Net income (loss)           1,881      (13,287)       3,280      (14,663)



    Other comprehensive

     income (loss), net of

     tax:

      Unrealized

       derivative income           --          199           --          243

    Comprehensive income

     (loss)                    $1,881     $(13,088)      $3,280     $(14,420)



    Net income (loss) per

     common share - basic       $0.07       $(0.61)       $0.12       $(0.67)

    Net income (loss) per

     common share -

     diluted                    $0.07       $(0.61)       $0.12       $(0.67)

    Weighted average

     shares outstanding -

     basic                 26,284,547   21,940,540   26,258,994   21,953,306

    Weighted average

     shares outstanding -

     diluted               26,905,067   21,940,540   26,812,415   21,953,306







               REGENERATION TECHNOLOGIES, INC. AND SUBSIDIARIES

                          Net Revenue - Segment Data

                                 (Unaudited)

                                (In thousands)



                                       Three Months Ended   Six Months Ended

                                            June 30,            June 30,

                                         2003      2002      2003      2002

      Fees from tissue distribution:

        Spinal                         $15,230    $6,812   $27,109   $14,380

        Sports Medicine                  1,921     2,220     4,413     4,655

        Cardiovascular                   1,317       487     2,518       968

        General orthopedic               4,076     4,543     7,922     8,976

               Subtotal fees from

                tissue distribution     22,544    14,062    41,962    28,979

        Other revenues                     537       458       951       840

               Total                   $23,081   $14,520   $42,913   $29,819





                 REGENERATION TECHNOLOGIES, INC. AND SUBSIDIARIES

                      Condensed Consolidated Balance Sheets

                                   (Unaudited)

                                  (In thousands)











                                                   June 30,       December 31,

            Assets                                   2003             2002

    Current Assets:

      Cash and cash equivalents                     $9,289            $9,811

      Restricted deposits                           18,911            18,510

      Accounts receivable - net                     11,421            14,082

      Inventories                                   33,352            28,626

      Other current assets                           3,897             5,783

               Total current assets                 76,870            76,812

    Property, plant and equipment - net             48,887            50,575

    Other assets                                    12,991            13,803

                                                  $138,748          $141,190

       Liabilities and

     Stockholders' Equity

    Current Liabilities:

      Accounts payable                             $22,932           $26,526

      Other current liabilities                     22,840            24,534

               Total current liabilities            45,772            51,060

    Other liabilities                                6,552             7,508

               Total liabilities                    52,324            58,568



    Total stockholders' equity                      86,424            82,622

                                                  $138,748          $141,190









                 REGENERATION TECHNOLOGIES, INC. AND SUBSIDIARIES

                 Condensed Consolidated Statements of Cash Flows

                                   (Unaudited)

                                  (In thousands)





                                         Three Months         Six Months

                                        Ended June 30,      Ended June 30,

                                        2003      2002      2003      2002

    Cash flows from operating

     activities:

      Net income (loss)                $1,881   $(13,287)  $3,280   $(14,663)

      Adjustments to reconcile net

       income (loss) to net cash

       provided by operating

       activities:

          Depreciation and

           amortization expense         1,199        833    2,413      1,525

          Change in working capital    (2,777)    13,418   (5,742)    15,792

          Other                           852      5,566    1,917      3,464

             Net cash provided by

              operating activities      1,155      6,530    1,868      6,118



    Cash flows from investing

     activities:

      Purchase of property, plant and

       equipment                         (274)    (4,838)  (1,276)   (10,273)

               Net cash used in

                investing activities     (274)    (4,838)  (1,276)   (10,273)



    Cash flows from financing

     activities:

      Payments on capital lease and

       note obligations                  (400)      (475)  (1,016)      (751)

      Other                               (37)       107      (98)       136

               Net cash used in

                financing activities     (437)      (368)  (1,114)      (615)



    Net increase (decrease) in cash

     and cash equivalents                 444      1,324     (522)    (4,770)

    Cash and cash equivalents,

     beginning of period                8,845      7,410    9,811     13,504

    Cash and cash equivalents, end of

     period                            $9,289     $8,734   $9,289     $8,734



SOURCE  Regeneration Technologies, Inc.

    -0-                             07/23/2003

    /CONTACT:  Thomas F. Rose, Chief Financial Officer, or Wendy Crites

Wacker, APR, Corporate Communications, +1-386-418-8888, both of Regeneration

Technologies, Inc./

    /Web site:  http://www.rtix.com /

    (RTIX)



CO:  Regeneration Technologies, Inc.

ST:  Florida

IN:  BIO MTC

SU:  ERN CCA ERP